AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT dated as of the 16th day of October, 2020, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series, the Becker funds, listed on Exhibit Y attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

    WHEREAS, the parties desire to amend the fee schedule on Exhibit Y of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Effective June 1, 2020, Exhibit Y of the Agreement is hereby superseded and replaced in its entirety with Exhibit Y attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Anita Zagrodnik
Name: Elaine E. Richards	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President

Becker

Exhibit Y to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series                            Date Added
Becker Value Equity Fund                    on or after August 14, 2012
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at June 1, 2020
Annual Fee Based Upon Average Net Assets per Fund*
[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum Annual Fee: $[ ] per fund, $[ ] for the [ ] Fund

•Additional fee of $[ ] for each additional class
•Additional fee of $[ ] per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
•Advisor Information Source – On-line access to portfolio management and compliance information.
•Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
•U.S. Bank Regulatory Administration (e.g., annual registration statement update)
•Core Tax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
•$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[ ] – Domestic Corporates/Domestic Convertibles, Domestic Governments and /Agency, Mortgage Backed, and Municipal Bonds
•$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed Securities, and High Yield Bonds
•$[ ] – Interest Rate Swaps, Foreign Currency Swaps
•$[ ] – Bank Loans
•$[ ] – Swaptions, Intraday money market funds pricing, up to [ ] times per day
•$[ ] – Credit Default Swaps
•$[ ] per Month Manual Security Pricing (>[ ] per day)

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action & Manual Pricing Services
•$[ ] per Foreign Equity Security per Month for Corporate Action Service
•$[ ] per Domestic Equity Security per Month for Corporate Action Service
•$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Becker

Third Party Administrative Data Charges (descriptive data for each security)
•$[ ] per security per month for fund administrative data
SEC Modernization Requirements
•Form N-PORT - $[ ] per year, per Fund
•Form N-CEN - $[ ] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Becker

Exhibit Y (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule

•$[ ] for the billing period 1/1/2020 to 12/31/2020
•$[ ] for the billing period beginning 1/1/2021 and thereafter (subject to change based on Board review and approval)
•$[ ] for each additional fund [ ] (subject to change based on Board review and approval)
•$[ ] for each fund over [ ] funds
•$[ ] per sub-adviser per fund

•Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the fund administration fee schedule.

BECKER CAPITAL MANAGEMENT, INC.

By: /s/ Stephanie Moyer

Name and Title: Stephanie Moyer COO/CCO Date:10/27/2020

Becker

Exhibit Y (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Fund Administration & Portfolio Compliance
(Additional Services Fee Schedule)
Transfer In-Kind
•Tax Free Transfer In-Kind Cost Basis Tracking* - $[ ] per sub-account per year
Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:

•$[ ] additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)

•New fund launch – as negotiated based upon specific requirements
•Subsequent new fund launch - $[ ]/project
•Subsequent new share class launch - $[ ]/project
•Multi-managed funds – as negotiated based upon specific requirements
•Proxy – as negotiated based upon specific requirements.
Daily Compliance Services (Charles River)
•Base fee – $[ ] per fund per year
•Setup – $[ ] per fund group
•Data Feed - $[ ]/security per month
Section 18 Compliance Testing
•$[ ] set up fee per fund complex
•$[ ] per fund per month
Section 15(c) Reporting
    $[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
–Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
–Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
•Standard data source – Morningstar; additional charges will apply for other data services
Equity Attribution (Morningstar Direct)
•$[ ] first user
•$[ ] second user
•$[ ] thereafter
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Becker

Optional Tax Services
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
•State tax returns - (First two included in core services) – $[ ] per additional return
Fund Administration & Portfolio Compliance
(Additional Services Fee Schedule)
Tax Reporting – MLP C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
◦Prepare Federal and State extensions (If Applicable) – Included in the return fees
◦Prepare provision estimates – $[ ] Per estimate

State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[ ] per state return
◦Sign state income tax returns – $[ ] per state return
◦Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Daily Pre- and Post-Tax Fund (INCLUDED IN ANNUAL FEE) and/or Sub-Advisor Performance Reporting
•Performance Service - $[ ]/CUSIP per month
•Setup - $[ ]/CUSIP
•Conversion – quoted separately
•FTP Delivery - $[ ] setup/FTP site

Becker